Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166317 on Form S-8 of our report dated September 20, 2010 relating to the consolidated financial statements of Georgetown Bancorp, Inc. and subsidiary as of June 30, 2010 and 2009 and for the years then ended incorporated by reference in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 31, 2011